Exhibit 23.1
KPMG LLP
Suite 1400
2323 Ross Avenue
Dallas, TX 75201-2721

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (Nos. 333-239590, 333-288688, 333-288184 and 333-199239) on Form S-8 and (No. 333-237664) on Form S-3 of our reports dated March 31, 2026, with respect to the consolidated financial statements of Dave & Buster's Entertainment, Inc. and subsidiaries and the effectiveness of internal control over financial reporting.
/s/ KPMG LLP
Dallas, Texas
March 31, 2026